UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

PEPCO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

The following is the transcript of a video from Joseph M. Rigby, Chairman, President and CEO of Pepco Holdings, Inc. (PHI) posted to PHI’s intranet for its employees.

Good morning everyone.

We have just announced that Pepco Holdings is going to become part of Exelon in an all cash transaction valued at $27.25 per share. When this combination is completed in the first half of 2015, Pepco Holdings will be part of the leading Mid-Atlantic energy company.

While this is clearly good news for our shareholders, including many of you, we think it’s also good news for our employees and our customers.

That said, I know this comes as a surprise – maybe even a bit of a shock. So let me start with what it means for you.

For the vast majority of you, it will be business as usual, even after the completion of the combination. There will be very little, if any, change in your day-to-day job.

Exelon has a strong focus on safety, reliability and customer service and it is committed to maintaining our current compensation and benefit plans for at least two years following the completion of the combination. It’s important to note that all of our union contracts will also be honored.

Many of you may have more opportunities as part of Exelon, a large, diversified energy company with operations in 47 states.

It’s important to keep in mind that the transaction won’t close for at least a year. In the coming weeks, we will be explaining details that we know will be important to employees. You’ll likely have a lot of questions – and we’ll post Frequently Asked Questions on our intranet.

Through the process, we will be doing our best to communicate regularly and frequently with everyone on the progress we make towards completion, and to ensure that you get the information you need.

I’d like now to take a few minutes to explain how the announcement came about and to tell you what I can about what to expect from here. I’ll tell you about why we believe this combination is also good for our customers, including those of you who live in our service areas.

First, let me give you a little background on Exelon. Headquartered in Chicago, Exelon is the nation’s leading competitive energy provider, with approximately $23.5 billion in annual revenues and 26,000 employees. The Exelon family of companies participates in every stage of the energy business, from generation to competitive energy sales to transmission to delivery.

Here are a few additional facts about Exelon:

•	Exelon has been the top-ranked electric and gas utility on the Fortune 500 each year since 2008.

•	It was the No. 1 ranked U.S. and global electric utility on Platts’ Top 250 Global Energy Companies list in 2012.

•	It ranked No. 1 on Public Utilities Fortnightly’s list of the 40 Best Energy Companies in 2013.

Clearly, it is a world-class company. But how did we get here today?

The simple fact is that over the last several years, all of us – and all of you – have worked hard to dramatically improve reliability and customer service.

The progress over the last several years has been truly remarkable. Since we began our reliability work, we trimmed more than 14,000 miles of trees, replaced or repaired equipment on over 550 feeders and more than 1,200 miles of underground lines; we were named Energy Company of the Year in 2014; and we dramatically improved customer satisfaction. I’m proud of every one of you for your contributions to these outstanding achievements – and you should be, too.

These important achievements were visible and they did not go unnoticed. Late last year and early this year, we were approached by a number of companies that were interested in talking to us about a possible combination.

While we were very focused on executing our standalone business plan, as a publicly traded company, we have a fiduciary obligation to assess such approaches and to bring them to our board.

Over the last couple of months, it became clear that the potential value of a transaction for our shareholders and customers was too significant to ignore and we began a process to determine whether it made sense to proceed with Exelon.

As evidenced by today’s announcement, our board came to the conclusion that Exelon was prepared to appropriately recognize our company’s increasing value – which is important for our shareholders.

We were also impressed that Exelon was prepared to properly address the needs of our other key constituencies, including you, our employees – and also our customers through investments in infrastructure that will enable the company to continue making strides in improved reliability and service.

Exelon has also agreed to continue the charitable commitments we have made and pledged $50 million over the next ten years for our communities. This maintains our highest-ever level of giving for a decade.

Upon completion of the transaction, Exelon will provide $100 million in customer benefits including rate credits, low income assistance, energy efficiency measures and other customer and public benefits.

Exelon resources put us in a strong position to accelerate many of the investments we have planned, and this can only benefit our customers and create more jobs over the long term.

I encourage you to read our press release and the Frequently Asked Questions that we have posted on our intranet. We will share as much information as we can in the coming weeks and months and we will be holding additional employee meetings as well.

All in all, this is a great transaction for our customers, investors and our employees.

I know change can be hard, even when it creates opportunity. But I hope I can count on you to remain focused on doing the jobs you do so well, safely and serving our customers well.

We’re open for business. We’ve made great strides, we’re strong and we’re about to become stronger. Take care and stay safe. And thank you for your continued support.

*****

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as

“may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of PHI and its utility subsidiaries. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) PHI or Exelon may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of PHI and its utility subsidiaries may suffer as a result of uncertainty surrounding the merger; (10) PHI and its utility subsidiaries may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect PHI and its utility subsidiaries; and (12) PHI and its utility subsidiaries may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in PHI’s filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data. These risks as well as other risks associated with the proposed merger will be more fully discussed in the proxy statement that PHI intends to file with the SEC and mail to its stockholders in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. PHI does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on PHI’s or its utility subsidiaries’ businesses (either individually or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.